UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 13, 2012
SUPPORT.COM, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-30901 (Commission File No.)	94-3282005 (I.R.S. Employer Identification No.)

900 Chesapeake Drive, Second Floor, Redwood City, CA 94063
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(650) 556-9440
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)           On December 13, 2012, the Compensation Committee of the Board of Directors of Support.com extended the term of 700,000 stock options granted to Joshua Pickus.  The stock options were granted to Mr. Pickus on April 6, 2006 and were originally scheduled to expire on April 6, 2013.  After the extension, the stock options will expire on April 6, 2016.  The stock options were granted to Mr. Pickus under the Company’s Amended and Restated 1998 Stock Option Plan.  At the time of the extension, the exercise price of the stock options exceeded the current fair market value of the Company’s common shares.  No other terms of the stock options were modified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2012

SUPPORT.COM, INC.

By:	/s/ Shelly Schaffer
Name:	Shelly Schaffer
Title:	Executive Vice President and Chief Financial Officer